UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 4, 2014

MetaStat, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52735                                                                           20-8753132
(Commission File Number)                                                                                     (IRS Employer Identification No.)

8 Hillside Avenue, Suite 207
Montclair, New Jersey 07042
(Address of principal executive offices and zip code)

(973) 744-7618
(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Effective as of February 4, 2014, the board of directors of MetaStat, Inc. (the “Company”) formally established a Scientific Advisory Board for Therapeutics, whose primary responsibilities include advising the Company’s management and the board on the long-term direction of the Company's scientific and research goals as it relates to drug discovery and therapeutics.  The members of the Scientific Advisory Board are David M. Epstein, Ph.D., Eric Winer, M.D., Michael T. Hemann, M.D., Ph.D., Mariano A. Garcia-Blanco, M.D., Ph.D., Adrian Krainer, Ph.D. and Frank B. Gertler, Ph.D.  Dr. Epstein will serve as Chairman of the Scientific Advisory Board for Therapeutics.

Below is a summary of the experience of the members of the Company’s Scientific Advisory Board for Therapeutics:

David M. Epstein, Ph.D.
Dr. Epstein was appointed to MetaStat’s board of directors and chair of our drug discovery and development team effective as of April 16, 2013, and chairman of the scientific advisory board for therapeutics on February 4, 2014.  Dr. Epstein is currently Associate Professor in Cancer & Stem Cell Biology and Director of the Center for Technology and Development at Duke-NUS Medical School in Singapore.  From May 2006 to March 2013, Dr. Epstein, served as Senior Vice President and Chief Scientific Officer for OSI Pharmaceuticals (“OSI”), now a wholly owned subsidiary of Astellas Pharma US, Inc., where he had strategic and operational oversight of OSI’s oncology discovery research and translational medicine programs.  From May 2001 to April 2006, Dr. Epstein served as vice president of Archemix Corp, an aptamer therapeutics-focused discovery and development company, where he was responsible for overseeing Archemix’s aptamer research and pre-clinical development programs.  Dr. Epstein’s experience provides him with a broad and deep understanding of the science underlying our business and our competitors’ efforts.

Eric Winer, M.D.
Dr. Winer is Professor, Department of Medicine, at Harvard Medical School.  He is Chief of the Division of Women’s Cancers, Director of the Breast Oncology Program, and the Thompson Chair in Breast Cancer Research at Dana-Farber Cancer Institute. Dr. Winer received his MD from Yale University. Under Dr. Winer’s leadership, the program at Dana-Farber has played a critical role in the development of targeted therapies for HER2+ breast cancer. The group at Dana-Farber is also investigating a wide range of targeted therapies for all subtypes of breast cancer.  Dr. Winer has authored over 200 publications relating to clinical cancer research.

Adrian Krainer, Ph.D.
Dr. Krainer is the St. Giles Foundation Professor of Molecular Genetics and the Program Chair of Cancer and Molecular Biology at the Cold Spring Harbor Laboratory. Dr. Krainer’s expertise is in the fundamental mechanisms and regulation of human pre-mRNA splicing, and understanding the role of defective splicing in cancer. Dr. Krainer discovered SRSF1, the founding member of a conserved family of splicing factors, and his work has provided clear evidence of splicing factors driving cancer and the role of alternative splicing in cancer-cell metabolism. Dr. Krainer’s laboratory has also developed novel antisense therapeutics to correct disease-causing splicing defects, and application of this method is currently being assessed in the clinic. Dr. Krainer is a leading expert in this area, with over 150 research articles published to date.

Mariano A. Garcia-Blanco, M.D., Ph.D.
Dr. Garcia-Blanco is the Charles D. Watts Professor of Molecular Genetics and Microbiology, and Medicine, and Director of the Center for RNA Biology at Duke University. Dr. Garcia-Blanco’s expertise is in RNA biology.  His laboratory has pioneered the use of reporters to image alternative splicing of RNA in vivo. He has discovered the role of alternative splicing in epithelial-mesenchymal transition (EMT), a process essential for tumor progression and metastasis. A major focus of his laboratory is elucidating signaling pathways that mediate changes in alternative splicing as tumor cells undergo EMT.

Michael T. Hemann, M.D., Ph.D.
Dr. Hemann is the Eisen and Chang Career Development Associate Professor of Biology at the Massachusetts Institute of Technology (“MIT”). Dr. Hemann brings expertise in modeling therapeutic resistance in order to identify new drug targets where inhibition can synergize with existing therapies.  His laboratory uses RNAi to study the roles of cancer relevant genes in mediating sensitivity and resistance to chemotherapeutic agents. Dr. Hemann’s interests are also focused on understanding the role of genetic instability on acquired and intrinsic drug resistance.

Frank B. Gertler, Ph.D.
Dr. Gertler received his B.S. degree from the University of Wisconsin-Madison in 1985. During his post-graduate thesis work at the University of Wisconsin-Madison, Dr. Gertler discovered the Enabled (Ena) gene in a search for functional downstream targets of signaling by the Drosophila homolog of the c-Abl proto-oncogene. He proceeded to demonstrate that Abl and Ena function were key components of the machinery required to establish normal connections during development of the nervous system. After receiving his Ph.D. in Oncology and Genetics in 1992, Dr. Gertler trained as a Postdoctoral Fellow in the laboratory of Philippe Soriano at the Fred Hutchinson Center for Cancer Research from 1993 through 1997. During this time, he cloned Mena, the mammalian homolog of Drosophila Ena, and discovered a family of related molecules, the “Ena/VASP” proteins. In 1997, Dr. Gertler joined the Biology Department at Massachusetts Institute of Technology (“MIT”). His laboratory continued to work on Mena and the related Ena/VASP proteins and described pivotal roles for these proteins in controlling cell movement, shape and adhesion during fetal development. In 2005, Dr. Gertler moved to the MIT Center for Cancer Research and began to work on the role of Mena in metastatic progression and launched other efforts geared at understanding how the control of cell motility is dysregulated during metastatic diseases. Dr. Gertler reported the first comprehensive analysis of changes to the transcriptome, including alternative splicing during epithelial-mesenchymal transition (EMT).  Currently, Dr. Gertler is a Full Professor in the Koch Institute for Integrative Cancer Research at MIT and a member of the MIT Biology Department.

The Company issued a press release related to the foregoing which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC. By: /s/ Oscar L. Bronsther Name Oscar L. Bronsther Title: Chief Executive Officer

Dated: February 10, 2014